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    Loan and Security Agreement (AFC-Duck Final)LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement ("Agreement") is entered into by and between Ugly Duckling Corporation, successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling"), a Delaware corporation;; Ugly Duckling Car Sales and Finance Corporation ("UDCSFC"), an Arizona corporation formerly known as Duck Ventures, Inc.; Ugly Duckling Credit Corporation ("UDCC") formerly known as Champion Acceptance Corporation, an Arizona corporation; Ugly Duckling Car Sales, Inc. ("Sales"); an Arizona corporation; Champion Financial Services, Inc.
("Champion"), an Arizona corporation; Ugly Duckling Car Sales Florida, Inc. ("Car Sales Florida"), a Florida corporation;; Cygnet Financial Corporation ("Cygnet"), a Delaware corporation; Cygnet Support Services, Inc. ("Services"), an Arizona corporation; Cygnet Financial Services, Inc. ("Cygnet Services"), an Arizona corporation; Cygnet Financial Portfolio, Inc. ("Cygnet Portfolio"), an Arizona corporation; Ugly Duckling Portfolio Partnership, L.L.P. ("UDPP"), an Arizona limited liability partnership; and Ugly Duckling Finance Corporation ("UDFC"), an Arizona corporation (all of the foregoing entities collectively referred to herein as "Borrower"); and Automotive Finance Corporation, an Indiana corporation (hereinafter referred to as "Lender"). The obligations of Borrower to Lender under this Agreement are the joint and several liability of each Borrower. In consideration of the mutual covenants and agreements contained herein, Borrower and Lender agree as follows:

                            ARTICLE I - DEFINITIONS.

Section 1.0.  Definitions.
              -----------
Capitalized terms used in this Agreement shall have the meanings given to such terms in Section 14 of this Agreement. When such defined terms are used in this Agreement in the plural, the terms shall have the plural of such meanings. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are defined therein.

                        ARTICLE II - LOAN: GENERAL TERMS

Section 2.0.  Single Loan.
              -----------
All Advances by Lender to Borrower under Section 2.1 shall constitute one loan and all indebtedness and obligations of Borrower to Lender under the Loan Documents shall constitute an obligation secured by Lender's security interest in all of the Collateral. Borrower's obligation to pay the Indebtedness is evidenced by this Agreement. Borrower shall pay all Indebtedness to Lender when due in accordance with the terms of this Agreement. The actual amount Borrower is obligated to pay Lender hereunder shall be determined by this Agreement and the records of Lender.

Section 2.1. Inventory  Facility.
             -------------------
Subject to all of the terms and conditions of this Agreement, Lender agrees to loan funds in an amount up to the Inventory Facility Limit to Borrower from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and re-borrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the amount outstanding under the Inventory Facility shall not at any time exceed the Inventory Advance Value. The dollar amount set forth in this Section 2.1 is an aggregate combined total for Borrower.

Section 2.2. General Interest Rate.
             ---------------------
Except as modified by Sections 2.4 and 13.1, the average daily balance of the Indebtedness shall bear interest, calculated on the basis of a 360-day year, at a per annum rate equal to the most recent prime rate published in The Wall Street Journal plus six percent (6%), compounded daily. The interest rate shall automatically adjust each time the prime rate as so published changes.

Section  2.3.  Loan  Term;  Right to  Terminate.
               --------------------------------
Unless sooner terminated as hereinafter provided, this Agreement shall terminate without any notice requirement on June 30, 2003 if not renewed or extended by a mutual written agreement. Upon the occurrence of an Event of Default, Lender may, without prior notice to Borrower, immediately terminate this Agreement. A prepayment in full of the Indebtedness shall be a termination of this Agreement. Notwithstanding termination of this Agreement in any manner, the Indebtedness shall be payable in accordance with this Agreement, and all rights and remedies granted to Lender hereunder or pursuant to applicable law shall continue until all obligations of Borrower to Lender have been fully paid and performed.

Section 2.4. Maximum Lawful Rate.
             -------------------
     (A) Interest Rate. Notwithstanding any provision in this Agreement, or in any other document, if at any time before the payment in full of the Indebtedness, any of the rates of interest specified in this Agreement (the "Stated Rates") exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rates shall be less than the Maximum Lawful Rate, then, subject to (B) below, Borrower shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rates been (but for the operation of this Section 2.4(A)) the interest rates payable; thereafter, the interest rates payable shall be the Stated Rates unless and until any of the Stated Rates shall again exceed the Maximum Lawful Rate, in which event this Section 2.4(A) shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

     (B) Amount of Interest. In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount which Lender may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.4, shall make a final determination that Lender has received, charged, collected, or contracted for interest hereunder in excess of the amount which Lender could lawfully have, Lender shall, to the extent permitted by law, promptly apply such excess first to any interest due (calculated at the Maximum Lawful Rate if applicable) and not yet paid, then to the prepayment of principal, and any excess remaining thereafter and after application to any other amounts Borrower owes Lender shall be refunded to Borrower. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the Loan. Any provisions of this Agreement regarding the time during which interest accrues on Advances are only elements of the formula for calculating interest on the Indebtedness and are not intended to cause interest to be applied to specific Advances for usury determination purposes.

                        ARTICLE III - LOAN DISBURSEMENTS

Section 3.0. Loan. ---- Provided that there does not then exist an Event of Default or a Pre-Default Event, Lender shall, upon written request of Borrower and subject to all of the terms and conditions of this Agreement, make Advances to Borrower pursuant to Section 3.1.

Section 3.1. Procedure for Borrowing.
             -----------------------
     (A) Borrower may request an Advance by providing Lender with a certificate in a form acceptable to Lender certifying that (i) no Event of Default has occurred or is continuing, and (ii) Borrower is in complete compliance with the terms and conditions of this Agreement. No Advance shall exceed the Inventory Advance Value. Lender is not obligated to make an Advance (x) if the amount available or requested is less than One Hundred Thousand Dollars ($100,000.00); (y) Borrower has not provided Lender with sufficient information to calculate the Inventory Advance Value; or (z) an Event of Default or a Pre-Default Event has occurred and is continuing Lender's use of the information provided by Borrower to determine the amount available for Advances is not an admission by Lender as to the accuracy of the information, and Lender reserves the right to verify the information and re-determine the amount available for Advances. If at any time Borrower is in default on any obligation to a third party who is claiming an interest in or is encumbering the Collateral, Lender may, in its sole discretion, but is not required, to elect to make a payment or transfer on Borrower's behalf to the third party, in any amount up to the total obligation owed by Borrower to the third party, as a means of satisfying

          Borrower's obligation to the third party in whole or in part. If Lender elects to make any such payments or transfers, they shall be deemed additional Indebtedness under this Agreement from the date on which the payment or transfer is made. Such payments or transfers may be made without prior notice to Borrower and without regard to the Inventory Advance Value or the Inventory Facility Limit.

     (B) Lender shall disburse each Advance requested by Borrower on the same Business Day as Lender receives Borrower's written request for the Advance, as long as Borrower's written request indicates that Borrower requires such Advance on the same Business Day and as long as the aggregate of all Advances within such Business Day is equal to or less than Two Million Dollars ($2,000,000.00). Borrower's written request for an Advance shall be made no later than 8:30 a.m. EST or Lender shall not be required to make the Advance until the following Business Day. Lender shall disburse each Advance requested by Borrower, at the expense of Borrower, by means of a wire transfer of the funds to Borrower.

                          ARTICLE IV - LOANS: PAYMENTS

Section 4.0. Payments by Borrower.
             --------------------
     (A) Accrued interest shall be paid by Borrower to Lender at the end of each Accounting Period and upon termination of this Agreement. All payments by Borrower to Lender shall be via wire transfer as per the wire instructions listed on Exhibit 4.0(A).

     (B) Upon the effective date of termination of this Agreement, Borrower shall pay to Lender the entire Indebtedness and all accrued interest thereon. If there is an Event of Default, Borrower shall pay the entire Indebtedness and all accrued interest thereon, on demand if the Indebtedness is accelerated pursuant to Section 13.2.

     (C) Whenever Lender shall notify Borrower that the Indebtedness exceeds the Inventory Advance Value or the Inventory Facility Limit, Borrower shall within one (1) Business Day after receipt of such notice, pay down the Indebtedness by the amount of such excess.

     (D) The payment of all elements of the Indebtedness not covered by Subsections (B) or (C) above shall be payable by Borrower to Lender as and when provided in the Loan Documents, and, if not specified, then on demand.

     (E) Borrower has the right to prepay the Indebtedness and all accrued interest thereon in full or in part at any time without penalty; however, if after the Indebtedness has exceeded Three Million Five Hundred Thousand Dollars ($ 3,500,000.00), the dollar value of the Indebtedness falls below Three Million Five Hundred Thousand Dollars ($3,500,000.00) for at least ten (10) Business Days, then Borrower shall pay the entire Indebtedness and all accrued interest thereon upon Lender's demand and Borrower's payment in full of such Indebtedness and all accrued interest thereon shall constitute a termination of this Agreement.

                           ARTICLE V - ADMINISTRATION

Section 5.0. Borrower Administration.
             -----------------------
Borrower shall furnish to Lender such reports in such form that Lender determines are necessary for it to track and monitor Motor Vehicles, Eligible Vehicles, Inventory and the Inventory Advance Value. Such reports shall be in a format and on a medium readable by Lender's computer software, or such other format or medium acceptable to Lender. Lender agrees that providing the reports in paper form to Lender is a medium/format acceptable to Lender. The reports shall include but not be limited to those reports set forth on Exhibit 5.0(C) attached hereto and made a part hereof, and shall be delivered to Lender in accordance with such Exhibit.

                     ARTICLE VI - COLLATERAL: GENERAL TERMS

Section 6.0. Security Interest.
             -----------------
To secure the performance and payment of the Indebtedness and all of Borrower's existing and future obligations to Lender whether arising under or related to this Agreement or otherwise, Borrower hereby grants to Lender a continuing security interest in and to all of the following property of Borrower, whether now owned or existing or hereafter arising or acquired and regardless of where located:

     Inventory; Motor Vehicles; certificates of title related to Inventory and the Motor Vehicles; insurance policies, and benefits and rights under insurance policies, all as related to Inventory and the Motor Vehicles, which Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of;

     accessions to, substitutions for and all replacements, products and proceeds of, any of the foregoing property;

     and books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing property;

     provided however, that the Collateral (including without limitation, proceeds of Collateral) shall not include the Contract Collateral or other property not described above.

Section 6.1. Disclosure of Security Interest.
             -------------------------------
Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender's security interest in the Collateral.

Section 6.2. Additional Acts.
             ---------------
Borrower shall perform all other acts requested by Lender for the purpose of perfecting, protecting, maintaining and enforcing Lender's security interest in the Collateral and the priority of such security interest. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower, upon request of Lender, shall either pay or reimburse Lender for all costs, filing fees, and taxes associated with the perfection of Lender's security interest.

Section 6.3. Inspection and Access.
             ---------------------
Lender and its agents (including but not limited to representatives of AutoVIN, Inc.) shall have the right, at any time, to (i) during Borrower's usual business hours, inspect the Collateral and the premises upon which any of the Collateral is located; (ii) during Borrower's usual business hours, inspect, audit and make copies or extracts from any of Borrower's records, computer systems, files, and books of account related to the Collateral; (iii) during Borrower's usual business hours, monitor Borrower's performance of its obligations with respect to this Agreement; and (iv) obtain information about Borrower's affairs and finances from any Person; and (v) verify, in Lender's name or in the name of Borrower, the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Borrower shall, upon Lender's request from time to time, instruct its vendors, banking and other financial institutions and its accountants to make available to Lender and discuss with Lender such information and records as Lender may reasonably request. Borrower authorizes Lender, if requested by a Person other than a credit reporting agency and without request if the Person is a credit reporting agency, to provide that Person with information about the Indebtedness, Collateral and Borrower's performance of this Agreement. If Borrower maintains or stores any data with respect to Collateral on a computer data system, Borrower shall upon request of Lender provide Lender with (y) on-line access to such computer data system or
(z) deliver to Lender duplicate copies of the requested data in machine readable form acceptable to Lender along with a printout or other hard copy of such data. If at any time during the Agreement, Lender establishes on-line access to Borrower's computer system, Lender shall exercise such care as it exercises with respect to its own computer systems regarding the integrity and confidentiality of Borrower's information therein, Lender shall restrict its access to those parts of the Borrower's computer system that relate to the Collateral and Lender shall observe all reasonable security requirements relating to Borrower's computer system as Lender is advised of by Borrower, provided however, that such observance shall in no way prevent Lender from accessing Borrower's information. Borrower agrees to pay for six (6) audits per year at each of Borrower's applicable Places of Business. Each such audit will be used to determine Borrower's compliance with this Agreement including minimum levels of Inventory. Borrower agrees to pay Lender a Sixty-Five Dollar ($65) fee for each audit described above plus One Dollar ($1) for every Motor Vehicle audited at any one location in excess of sixty (60) Motor Vehicles to cover the cost of such audits.

Section 6.4. Lender Authorization.
             --------------------
By execution of this Agreement, Borrower authorizes Lender and any of its officers or employees to execute and file, on behalf of Borrower and without Borrower's signature, original financing statements, amendments, continuation statements, and any other documents Lender deems necessary or desirable to protect its interests. Borrower authorizes Lender to supply any omitted information and correct errors in any document executed by or on behalf of Borrower.

Section 6.5. Change of Collateral, Location, Office or Structure.
             ---------------------------------------------------
Borrower shall keep the Motor Vehicles and Inventory at Borrower's Places of Business and shall, at Lender's request, advise Lender of the location of any other Collateral. Borrower shall not change its name, tradename, principal place of business and chief executive office or the location of any service center as listed in Exhibit 8.0(A), unless Borrower gives Lender at least sixty (60) days prior written notice of such change and prior thereto has taken all action Lender requires to maintain the priority and perfection of its security interest in, and access to, the Collateral. Provided, however, that Lender acknowledges Borrower has notified Lender that Borrower will be changing its corporate headquarters address sometime in the month of August to: 4020 E. Indian School Road, Phoenix, AZ 85018.

Section 6.6. Termination of Security Interest.
             --------------------------------
Lender's security interest in the Collateral shall continue until performance and payment in full of all of Borrower's obligations to Lender in accordance with the terms of agreements creating such obligations; and if, at any time, all or part of a payment or transfer made by Borrower or any other Person and applied by Lender to Borrower's obligations to Lender is rescinded or otherwise must be returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or such other Person), the security interest granted hereunder or under any other present or future agreement between Borrower and Lender, and all rights of Lender, shall be reinstated as to the obligations which were satisfied by the payment or transfer rescinded or returned, all as though such payment or transfer had not been made, and Borrower shall take the action requested by Lender to re-perfect all terminated security interests and to reinstate all satisfied obligations. Lender shall release its security interest in Contracts which are sold or pledged to other Persons in accordance with Section 12.8.

                      ARTICLE VII - CONDITIONS TO ADVANCES

Section 7.0. Conditions to Each Advance.
             --------------------------
Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Lender shall not be obligated to make any Advances (including the initial Advance) unless at the time of the Advance, all of the following conditions shall, in Lender's sole determination, be satisfied:

     (A) All of the representations and warranties of Borrower in all of the Loan Documents shall be true and correct on and as of the date of such Advance as though they were made on and as of such date and Borrower shall have performed all of its obligations contained in the Loan Documents required to be performed as of such date;

     (B) The making of the Advance will not cause or constitute an Event of Default or Pre-Default Event;

     (C) There shall have been no material adverse change in the financial condition of Borrower;

     (D) No claim has been asserted or proceeding commenced challenging this Agreement or Lender's rights under this Agreement, and no claim has been asserted which if true would be a breach of a representation and warranty in the Loan Documents;

     (E) No Event of Default shall have occurred, and no Pre-Default Event shall have occurred and still be in existence;

     (F) Lender has a first priority perfected security interest in the Inventory and Motor Vehicles and has a perfected security interest in the Collateral except to the extent otherwise allowed by this Agreement or Lender in writing;

     (G) Lender's most recent inspection of the Collateral or Borrower's records or operations has been satisfactory to Lender; and

     (H) Borrower shall have provided such additional information and documents as Lender may reasonably request.

            ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF BORROWER

Section 8.0. Representations of Borrower.
             ---------------------------
Borrower, jointly and severally hereby makes the following representations and warranties. The representations and warranties are made as of the execution and delivery of the Agreement, and each time Borrower requests an Advance the representations and warranties are deemed to be made again at that time. Lender's knowledge of any breach of the representations and warranties contained herein shall not void any of the representations or warranties or affect Lender's rights with respect to the breach.

     (A) Organization, Good Standing, Name, and Location. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the States where it conducts business, with power and authority to own its properties and to conduct its business, and, at all relevant times, has the power, authority and legal right to acquire, own, and pledge the Pledged Contracts. Borrower has, is in good standing under, and is in compliance with, all governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to conduct its business, to enter into and perform this Agreement, and to own and operate its business. Borrower's places of business including without limitation the locations where Borrower conducts Borrower's retail sales of Inventory and Motor Vehicles, Borrower's principal place of business and chief executive office and Borrower's proposed places of business including without limitation the locations where Borrower conducts Borrower's retail sales of Inventory and Motor Vehicles, Borrower's principal place of business and chief executive office are the Borrower addresses set forth in Exhibit 8.0(A). During the preceding five (5) years, Borrower has not, been known by or used any other corporate, trade or fictitious name, except as disclosed in Exhibit 8.0(A).

     (B) Due Qualification. Borrower has, and is in good standing under, all licenses, permits, and approvals in all jurisdictions that are required for Borrower's performance of this Agreement.

     (C) Power and Authority. Borrower has the power and authority to execute this Agreement and carry out its terms, and the execution and performance of the Agreement have been duly authorized by all necessary corporate action. The execution and performance of this Agreement by Borrower does not require the consent or approval of any Person.

     (D) Valid and Binding Obligations. The Agreement constitutes a valid loan obligation of Borrower and a valid granting of a security interest in the Collateral to Lender, and is a legal, valid and binding obligation of Borrower enforceable in accordance with its terms. Borrower's use of the Advances is a legal and proper corporate use. Borrower has not used Advances to give any preference to any creditor or to make a fraudulent transfer.

     (E) No Violation. Borrower's execution and performance of this Agreement does not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under, (i) the articles of incorporation or bylaws of Borrower, or (ii) any indenture, instrument, agreement, or court order by which it is bound, or (iii) nor does it result in the creation or imposition of any lien upon any of Borrower's properties other than that granted to Lender.

     (F) No Proceedings. Except as otherwise set forth on Exhibit 8.0 (F), there are no proceedings or investigations pending, or to the best of Borrower's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower or its properties, which (i) assert the invalidity of the Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by the Agreement, (iii) seek any determination or ruling that, if determined adversely to Borrower, would materially and adversely affect the Collateral, Borrower's ability to perform its obligations under the Agreement, the validity or enforceability of the Agreement, Lender's rights under the Agreement, or Borrower's financial condition or business, or (iv) allege that Borrower is in violation of any statute, regulation, rule or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof except in connection with complaints of Contract Debtors made in the normal course of Borrower's business and not of a material nature.

     (G) Collateral. Borrower has good and marketable ownership of the Collateral, and the Collateral is free and clear of all liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature, except the Permitted Liens. Unless specifically provided otherwise herein the security interests granted to Lender in the Motor Vehicles and Inventory pursuant hereto are perfected first priority security interests, assuming the filing of a UCC financing statement with the collateral description in Exhibit 8.0(G) with the office of Secretary of State of the state of incorporation or organization of each Borrower and with the Secretary of State of Florida for each Borrower, and no claim of ownership or other interest has been asserted which would be a breach of this
          Section 8.0(G).

     (H) Taxes. All required federal, state and local tax returns of Borrower have been accurately prepared and duly and timely filed (within the initial or extended time period allowed therefore) and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. Borrower has not been delinquent in the payment of any tax, assessment or other governmental charge which could adversely affect in any way the Collateral.

     (I) Brokers. No Person has, or as a result of the transactions contemplated hereby will have by reason of any Borrower conduct or any agreement to which Borrower is a party, any right, interest or claim against Borrower, Lender or the Collateral for any commission, fee or other compensation as a finder or broker or in any similar capacity.

     (J) Status and Condition. Borrower is solvent, in stable financial condition and is able to and does pay its liabilities as they mature. Borrower is not a party to any collective bargaining contract.

     (K) Disclosure. There is no fact known to Borrower which Borrower has not disclosed to Lender in writing with respect to the Collateral or the assets, liabilities, financial condition or activities of Borrower or its Affiliates which would or may be likely to have a material adverse effect upon the Collateral or Borrower's ability to perform its obligations under the Agreement. All information and documents prepared by Borrower and provided to Lender at any time are true and accurate at the time of delivery. Borrower does not have knowledge that any information or documents, not prepared by Borrower but delivered by Borrower to Lender were not true and accurate at the time of delivery.

     (L) Articles of Incorporation and Certificates of Good Standing. The Borrower's Articles of Incorporation received by Lender pursuant to this Agreement have not been modified. Borrower has not taken or allowed any action that would result in it not being in good standing. Borrower has not received notice of any actual or threatened action to revoke its articles of incorporation or good standing.

     (M) Financial Statements. All financial statements of Borrower and Affiliates delivered to Lender fairly present the assets, liabilities and financial condition and income as of the dates thereof. There are no material omissions from the financial statements and there has been no adverse change in the assets, liabilities or financial condition since the date of the most recently delivered financial statements. There exists no equity or long-term investments in, or outstanding advances to, or guaranties of, any Person except such equity, investment, advances, or guaranties disclosed in the financial statements. The financial statements accurately disclose all transactions with Affiliates.

     (N)  Conditions.  Each time Borrower requests an Advance, the Conditions in
          Section 8.0 have been met.

     (O) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or with the passage of time or the giving of notice or both, would constitute, a default under any material agreement between Borrower and any Person, including the payment of any debt or other obligation permitted under this Agreement to any Person for borrowed funds, or any obligation relating to the securitization of any assets of Borrower or any Affiliate of Borrower.

            ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF THE LENDER

Section 9.0. Representations of Lender.
             -------------------------
The Lender hereby makes the following representations and warranties:

     (A) Due Organization. The Lender is a corporation, duly organized, validly existing and in good standing under the laws of the State of Indiana, and has the power to own its assets and to transact the business in which it is presently engaged with regard to this Agreement;

     (B) Requisite Power. The Lender has the power to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

     (C) Binding Agreement. This Agreement has been duly executed and delivered by the Lender and constitutes the legal, valid and binding obligation of the Lender, enforceable in accordance with its terms.

                             ARTICLE X - INDEMNITIES

Section 10.0. Indemnity.
              ---------
Borrower shall indemnify and hold Lender harmless from any and all losses, claims, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys' fees or other liabilities, including but not limited to costs of investigation, litigation fees and expenses, and costs in successfully asserting the right to indemnification hereunder, (collectively, "Losses") incurred by Lender at any time and pertaining to (i) facts which are, or allegations which if true would be, a breach of any representation, warranty, obligation, agreement or covenant of Borrower contained in the Loan Documents, or (ii) Lender entering into the Loan Documents or making Advances, (iii) an Event of Default or a Pre-Default Event, (iv) activities, operations or conduct of Borrower or Affiliates or (v) or administering Pledged Contracts in the Event of Default.

                       ARTICLE XI - AFFIRMATIVE COVENANTS

The following covenants shall remain in effect until the full payment and performance of all of Borrower's obligations to Lender:

Section 11.0. Financing Statements.
              --------------------
At the request of Lender, Borrower shall execute such financing statements as Lender determines may be required by law to perfect, maintain and protect the interest of Lender in the Collateral and in the proceeds thereof.

Section 11.1. Books and Records.
              -----------------
Borrower shall maintain accurate and complete books and records with respect to the Collateral, Borrower's business. All accounting books and records shall be maintained in accordance with generally accepted accounting principles consistently applied.

Section 11.2. Payment of Fees and Expenses.
              ----------------------------
Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with the forwarding to Borrower, or any other Person on behalf of Borrower, by Lender of Advances pursuant to this Agreement.

Section 11.3. Continuity of Business and Compliance with Agreement.
              ----------------------------------------------------
Borrower shall maintain its corporate existence and shall continue in business in a prudent, reasonable and lawful manner with all necessary licenses, permits, and qualifications necessary to perform this Agreement. Borrower shall maintain Borrower's warehouse Borrower shall take the steps necessary for the representations and warranties in Article VIII to be true at all times. In the event that Borrower learns that a representation and warranty in Article VIII is no longer true, it shall notify Lender within one (1) Business Day after learning thereof.

Section 11.4. Financial Statements and Access to Records.
              ------------------------------------------
Borrower shall provide Lender with quarterly unaudited consolidated financial statements within forty-five (45) days of the end of each of Borrower's fiscal quarters, and with audited annual consolidated financial statements within one hundred and twenty (120) days of Borrower's fiscal year-end audited by an independent certified public accounting firm acceptable to Lender. Upon request of Lender, Borrower shall provide Lender with unaudited (or audited if Borrower so chooses) consolidated and consolidating monthly financial statements. Borrower shall deliver to Lender with each financial statement a certificate by Borrower's chief financial officer in the form of Exhibit 11.4.

Section 11.5. Subsequent Actions.
              ------------------
At the request of Lender, Borrower shall execute and deliver to Lender after execution of this Agreement such documents or take such further action as Lender deems necessary to carry out the Agreement.

Section 11.6. Financial Condition.
              -------------------
     (A) Each of unsecured debt or obligation owed by Borrower to any third party is set forth in Exhibit 11.6(A). Borrower shall not allow its Debt Ratio to exceed 4.50:1.

     (B) Borrower shall maintain a Net Worth of at least One Hundred Fifty Million Dollars ($150,000,000.00). If Borrower is in default of any securitized tranche/trust, Net Worth shall be reduced by the residual value associated with the defaulted securitization.

     (C) Borrower shall maintain a cash flow Interest Coverage ratio in 2001 and through the first quarter of 2002 of 1.0:1.00, and beginning as of the end of the first quarter of 2002, 1.25:1.00.

     (D)  Borrower's Rolling Average Delinquency shall not exceed 8.5%.

     (E) Borrower's three-month Rolling Average Managed Portfolio Delinquency ratio shall not exceed ten percent (10%).

     (F) Borrower's three (3) month Average Charged-Off Losses for all Managed Portfolio Contracts shall not exceed two and three-quarters percent (2.75%).

     (G) Borrower shall notify Lender in writing, promptly upon its learning of any material adverse change in the financial condition of Borrower.

     (H) Borrower shall provide Lender a daily report on Borrower's Motor Vehicle inventory detailing Borrower's purchase price for all such inventory as set out in Exhibit 5.0 (c).

Section 11.7. Litigation Matters.
              ------------------
Borrower shall notify Lender in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which Borrower reasonably believes may materially or adversely affect the operations, financial condition or business of Borrower or Borrower's ability to perform this Agreement or which in any way involve Lender's security interest in the Collateral or other rights under the Loan Documents.

Section 11.8. Value of Collateral.
              -------------------
Borrower shall provide Lender with written notice within one (1) Business Day of any third party lender's determination that any of the Collateral has materially decreased in value, other than through ordinary depreciation, and has requested, demanded, or otherwise required Borrower to either provide enough additional collateral or to reduce Borrower's indebtedness or other obligation to such third party lender. In addition if in Lender's judgment the Inventory or the Motor Vehicles have materially decreased in value, other than through ordinary depreciation, Borrower shall either provide enough additional Collateral to satisfy Lender or reduce the Indebtedness by an amount sufficient to satisfy Lender.

Section 11.9. Payment of Obligations.
              ----------------------
Borrower shall pay and perform, as and when due, all of its obligations, including, without limitation, all of its obligations to Lender.

Section 11.10. Borrower Insurance.
               ------------------
Borrower represents that Borrower is self-insured for any loss or damage to the Inventory, but in the event that Borrower shall incur an otherwise insurable loss in any single occurrence of One Hundred Fifty Thousand Dollars ($150,000) or more with respect to the Inventory, then with respect to the Inventory, Borrower shall exercise good faith best effort to promptly seek and obtain Umbrella Liability Insurance in an amount equal to at least Ten Million Dollars ($10,000,000.00) and Comprehensive Insurance in an amount equal to at least Ten Million Dollars ($10,000,000.00) per occurrence and in the aggregate. Borrower shall provide Lender, or Lender's designees, with certificates as to policies of such insurance covering the Inventory together with evidence that the premium therefore has been paid and that Lender has been named as loss payee and additional insured on such policies. The proceeds of loss under such policies are hereby assigned to Lender. If Lender determines that Borrower has not maintained the required insurance coverage for the Inventory, Lender may, but has no obligation to, purchase a policy or policies of insurance (through forced placement or otherwise) any may treat amounts so expended as additional Indebtedness. The risk of loss or damage to the Collateral shall at all times remain solely with Borrower.

Section 11.11. Unencumbered Inventory.
               ----------------------
Sales shall at all times maintain the Inventory and Motor Vehicles free and clear of all liens, security interests and encumbrances, excepting the liens and encumbrances granted to Lender, and the value of the Inventory and Motor Vehicles shall not be valued at less than Five Million Dollars ($5,000,000.00) in the aggregate.

Section 11.13. Borrower Agent.
               --------------
Borrower hereby irrevocably appoints Ugly Duckling Corporation as its agent for the purpose of dealing with Lender (including receiving notices from Lender and making requests for Advances) in connection with the Indebtedness and this Agreement. This appointment and authorization is for the convenience of the parties and does not relieve any Borrower of any of its obligations to Lender.

Section 11.14. Primary Floorplan Source; Adesa.
               -------------------------------
Borrower shall utilize this Inventory Facility as Borrower's primary floorplan source for a period of twelve (12) months following the Closing Date. If Borrower fails to utilize this Inventory Facility as Borrower's primary floorplan source throughout the twelve month period, then Borrower shall pay Lender a one time separation fee of Twenty-Five Thousand Dollars ($25,000) as liquidated damages. Throughout the term of the Inventory Facility, Borrower shall comply with the ADESA use requirements as set out in the letter agreement with Lender dated July 6, 2001, attached hereto and incorporated by reference herein as Exhibit 11.14.

                        ARTICLE XII - NEGATIVE COVENANTS

Borrower covenants and agrees that hereafter, without Lender's prior written consent, which Lender may or may not give, in its sole discretion, until all of Borrower's obligations to Lender with respect to this Agreement are performed and paid in full:

Section 12.0. Mergers, etc.
              ------------
Borrower shall not merge with, consolidate with, acquire or otherwise combine with, or sell or transfer all or substantially all of it assets to any Person, transfer any division or segment of its operations to any Person or form any subsidiary, except for investments in other Borrowers; provided, however, that Lender acknowledges that Borrower intends to merge Car Sales Florida into Car Sales and Lender consents to Borrower doing so, and the chairman of Guarantor is attempting to take Guarantor private and Lender consents to that transaction.

Section 12.1. Investments.
              -----------
Borrower shall not make any investment in any Person through the direct or indirect holding of securities or otherwise nor shall Borrower use Advances or proceeds of Inventory to purchase margin stock except as set out in Section 12.0.

Section 12.2. Dividends.
              ---------
Borrower shall not declare or pay dividends except in accordance with all applicable laws and any dividends declared or paid shall not exceed, in the aggregate, fifteen percent (15%) of each year's net income available for distribution and except as set out in Section 12.0, Borrower shall not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock.

Section 12.3. Loans and Advances.
              ------------------
Except for routine and customary salary advances, Borrower shall not make any unsecured loans or other advances of money to officers, directors, employees, stockholders or Affiliates in excess of Two Million Dollars ($2,000,000.00) in total. Borrower shall not incur any long term or working capital debt (other than the Indebtedness) secured by Inventory. All obligations and security interests owned by any Borrower with respect to any other Borrower are subordinated to the Indebtedness and the Lender's security interest in the Collateral.

Section 12.4. Capital Structure.
              -----------------
Borrower shall not make any change in any of its business objectives, purposes and operations that might in any way adversely affect the payment or performance of, or Borrower's ability to pay and perform, its obligations to Lender with respect to this Agreement. Borrower shall not allow a transfer of ownership of Borrower that results in less than fifteen percent (15%) of the voting stock of Borrower being owned by Ernest C. Garcia, II.

Section 12.5. Transactions with Affiliate.
              ---------------------------
Borrower shall not enter into, or be a party to, any transaction with any Affiliate, or stockholder of Borrower, except, consistent with Borrower's practice before entering into this Agreement, in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Lender than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.

Section 12.6. Adverse Transactions.
              --------------------
Borrower shall not enter into any transaction that adversely affects the Collateral or Borrower's ability to perform this Agreement or Lender's rights under the Loan Documents.

Section 12.8. Collateral.
              ----------
Except as otherwise expressly permitted in the Loan Documents, Borrower shall not convey or allow any ownership, security, or other, interest in the Collateral other than Borrower's ownership interest and Permitted Liens. Borrower may sell or pledge Contracts. Borrower may sell Motor Vehicles and Inventory to bona fide retail customers.

                        ARTICLE XIII - EVENTS OF DEFAULT

Section 13.0. Events of Default.
              -----------------
An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by Lender or cured to the extent a cure is applicable:

     (A) A breach by Borrower of any representation, warranty or obligation contained herein or in the other Loan Documents or in any other agreement with Lender including without limitation failure to make any payment of principal, interest, or any other amount provide for in this Agreement when due.

     (B)  A  breach  by  an  Affiliate  of  any  representation,   warranty,  or
          obligation contained in any other agreement with Lender.

     (C) Any default by Borrower or any Affiliate of Borrower (including but not limited to a default due to non-payment, or a default relating to the securitization of any assets of Borrower or any Affiliate of Borrower) under any material agreement, document or instrument to which it is a party or by which any of its property is bound, creating or relating to any debt or other obligation (other than the Indebtedness hereunder), if the payment or maturity of such debt or obligation is accelerated as a consequence of such default or demand for payment thereof is made.

     (D) The Collateral or any other of Borrower's or an Affiliate's assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dissolved within thirty (30) days thereafter; an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any other of Borrower's or an Affiliate's assets and the same is not dismissed within thirty (30) days after the application therefore; or Borrower or an Affiliate shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law. Provided, however, if any of the foregoing occurs with respect to Inventory or a Motor Vehicle, Borrower may cure the default by not designating it as an Eligible Vehicle(s).

     (E) An application is made by Borrower or an Affiliate for the appointment of a receiver, trustee or custodian for the Collateral or any other of Borrower's or an Affiliate's assets; a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation shall be filed by Borrower or an Affiliate; Borrower or an Affiliate shall make an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower or an Affiliate for its dissolution, liquidation, or termination; Borrower ceases to conduct its Contract purchase and servicing business.

     (F) Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against Borrower or an Affiliate, or any case or proceeding is filed against Borrower or an Affiliate for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within thirty (30) days after the entry or filing thereof.

     (G) A notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's or an Affiliate's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency and it is not released within thirty (30) days after the filing; or if any taxes or debts become a lien or encumbrance upon the Collateral or any other of Borrower's or an Affiliate's assets, and the same is not released within thirty (30) days after the same becomes a lien or encumbrance.

     (H) Borrower or an Affiliate becomes insolvent or admits in writing to its inability to pay its debts as they mature.

     (I) There occurs or exists any situation which leads Lender to believe, in good faith, that Borrower may not, or may be unable to, pay in the normal course one or more payment obligations to Lender, and Lender has given Borrower at least ten (10) days' notice thereof.

     (J) A financial statement of Borrower or an Affiliate reveals that its financial condition has materially adversely deteriorated after the execution of this Agreement.

     (K)  An audited financial statement of Borrower is not unqualified.

     (L) Any other event occurs which will, in Lender's reasonable opinion, have a material adverse effect on the Collateral, Lender's rights under the Loan Agreements, or on Borrower's financial or business condition, operations or prospects, and Lender has given Borrower at least ten (10) days' notice thereof.

     (M) Borrower's termination or failure to maintain a warehouse facility substantially similar to the facility identified in Exhibit 13.0(M).

Section 13.1. Default Rate of Interest.
              ------------------------
Upon and after an Event of Default and subject to Section 2.4, Borrower's obligations to Lender shall continue to bear interest, calculated daily on the basis of a 360-day year at the per annum rate set forth in Section 2.2, plus additional post-default interest of four percent (4%) compounded daily until paid in full.

Section 13.2. Lender's Remedies.
              -----------------
Whenever a Pre-Default Event or an Event of Default has occurred, Lender may without prior notice immediately suspend making Advances. Upon and after an Event of Default, Lender shall have the following rights and remedies. The rights and remedies shall be cumulative, and none exclusive, except to the extent required by law. Lender's exercise of any right, remedy, or attorney-in-fact appointment shall not relieve Borrower of any of its obligations to Lender.

     (A)  The  right,  at  Lender's   discretion  and  without  notice,  (i)  to
          immediately cease further Advances and/or terminate this Agreement, and (ii) to declare Borrower's obligations to Lender immediately due and payable, whereupon Borrower's obligations shall become and be due and payable, without presentment, demand, protest or further notice or process of any kind, all of which are expressly waived by Borrower. Borrower's obligations to Lender shall be immediately due and payable without declaration by Lender if the Event of Default consists of an event set forth in Section 13.0(E), (F), or (H).

     (B) All of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to appoint a receiver.

     (C) The right at any time to (i) enter through self-help and without judicial process, upon the premises of Borrower, without any obligation to pay rent to Borrower, or to enter any other place or places where the Collateral is located and kept, and remove the Collateral or remain on and use the premises for the purpose of collecting or disposing of the Collateral, and (ii) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender.

     (D) The right to sell or otherwise dispose of all or any of the Collateral at public or private sale, as Lender in its sole discretion may deem advisable; and such sales may be adjourned from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower's premises without charge for such time and Collateral as Lender may see fit. Lender is hereby granted a license or other applicable right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit for this purpose. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against Borrower's obligations to Lender. If any deficiency shall arise from the disposition of Collateral, Borrower shall remain liable to Lender therefore. Borrower agrees that the Inventory and Motor Vehicles are a type of collateral customarily sold on a recognized market.

     (E) The right at any time and from time to time thereafter, at Lender's sole discretion and without notice to Borrower, (i) to collect and foreclose, by legal proceedings or otherwise, the Collateral in the name of Lender or Borrower and (ii) to take control, in any manner, of any item of payment for or proceeds of the Collateral. Lender is not obligated to pursue the Collateral or any other Person in order to enforce Borrower's obligations to Lender.

     (G) The right to carry out the actions within the scope of Borrower's appointment of Lender as attorney-in-fact.

Section 13.3. Injunctive Relief.
              -----------------
Borrower recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to Lender, and Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Lender's rights to other relief and remedies.

Section 13.4. Notice.
              ------
Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral which is given pursuant to Section 15.1 at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower. Notice of less duration shall not be presumed to be commercially unreasonable or unfair.

Section 13.5. Appointment of Lender as Borrower's Lawful Attorney.
              ---------------------------------------------------
Borrower irrevocably appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in- fact to act in Borrower's place in Borrower's or Lender's name to: (i) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (ii) take control, in any manner, of any item of Collateral or any payment or proceeds with respect to the Collateral; (iii) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (iv) do all acts and things necessary, in Lender's sole discretion, to exercise Lender's rights granted in or referred to in Section 13.2 of this Agreement; (v) endorse the name of Borrower upon any item of payment or proceeds consisting of or relating to the Collateral and deposit the same to the account of Lender for application to the Indebtedness; (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; (vii) open Borrower's mail to collect Collateral and direct the Post Office to deliver Borrower's mail to an address designated by Lender; and (viii) do all things necessary to carry out and enforce this Agreement which Borrower has failed to do. Borrower ratifies and approves all acts of Lender as Borrower's attorney-in-fact. Lender shall not, when acting as attorney-in-fact, be liable for any acts or omissions as or for any error of judgment or mistake of fact or law, except for actions taken in bad faith or resulting from Lender's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of Borrower to Lender have been fully satisfied. Borrower shall upon request of Lender execute powers of attorney to separately evidence the foregoing powers granted to Lender. All costs, fees and expenses incurred by Lender, or for which Lender becomes obligated, in connection with exercising any of the foregoing powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Indebtedness.

Section 13.6. Lender's Default.
              ------------
In the event of any default of the Loan Documents by Lender or any claim by Borrower related to the Loan Documents, Borrower's sole and exclusive remedy against Lender shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Lender shall in no event be liable for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Lender shall in no event be liable for any loss or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement. With respect to any goods and services provided by

Lender, LENDER MAKES NO warranties, whether expressed or implied, including, without limitation, implied WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Borrower shall have no cause of action against Lender for a default of the Loan Documents unless Borrower first notices Lender of the default and allows Lender a reasonable time of at least thirty (30) Business Days to cure the default and Lender fails to cure the default.

Section 13.7. Borrower's Right to Cure.
              ------------------------
In the event of an unintentional Pre-Default Event by Borrower with respect to payment obligations, Borrower shall have three (3) Business Days to cure the Pre-Default Event before Lender exercises its remedies as set forth in this
Article XIII. In the event of any other type of unintentional default by Borrower (other than an Event of Default under Section 13.0 (E), (F), or (H), Borrower shall have thirty (30) calendar days to cure the default before Lender exercises its remedies as set forth in this Article XIII. Regardless of whether Borrower cures a default, Lender shall be entitled to indemnification pursuant to Article XII with respect to any Losses arising from claims asserted against Lender.

                            ARTICLE XIV - DEFINITIONS

Section 14.0. Defined Terms.
              -------------
Whenever used in this Agreement with such upper case letters as are shown below, the following terms shall have the respective meanings set forth below. When the terms are used in the plural, the plural forms of the meanings shall apply.

Accounting Period: a calendar month, beginning with the month during which this Agreement is executed and ending with the calendar month during which the Indebtedness has been paid in full following termination of this Agreement.

Advance: each of the advances described in Article III of this Agreement.

Affiliate: any Person, now or in the future (i) directly or indirectly owned or controlled in whole or in part by Borrower, or (ii) under common ownership or control with Borrower. For the purpose of this definition, "control" shall mean the power to direct, or cause the direction of, management or policies, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this definition, "owned" shall mean at least 10% ownership.

Average Charged-Off Losses:

     (A) with respect to all Contracts, the Accounting Period average of the Charged-Off Losses of all Contracts for any six (6) consecutive Accounting Periods; provided that, until the first six (6) Accounting Periods have expired, the Average Charged-Off Losses shall be the Accounting Period average of the Charged-Off Losses for the Accounting Periods which have expired; and

     (B) with respect to Managed Portfolio Contracts, the Accounting Period average of the Charged-Off Losses of all Managed Portfolio Contracts for any three (3) consecutive Accounting Periods; provided that, until the first three (3) Accounting Periods have expired, the Average Charged-Off Losses shall be the Accounting Period average of the Charged-Off Losses for the Accounting Periods which have expired.

Business Day: any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of Arizona, Florida, Indiana and Texas are required by law to be closed.

Certificate of Title: the certificate of title, manufacturer's certificate of origin or other document issued by a duly authorized state, province or government agency evidencing ownership of a Vehicle.

Charged-Off Contract: a Pledged Contract (i) for which all or part of the Scheduled Payments are due and unpaid, ninety (90) days after the due date for such Scheduled Payments, (ii) for which the Financed Vehicle has been surrendered, repossessed, or unable to be located, or (iii) which has been settled for less than the Outstanding Principal Balance.

Charged-Off Losses: as of the end of an Accounting Period, the Outstanding Principal Balance of Charged-Off Contracts which become Charged-Off Contracts during the Accounting Period minus amounts received by Borrower during the Accounting Period and applied to Charged-Off Contracts which became Charged-Off Contracts during a previous Accounting Period, divided by the Outstanding Principal Balance of all Contracts owned by Borrower which are not Charged-Off Contracts; expressed as a percentage.

Closing Date: the date of execution of this Agreement.

Collateral: the property in which Lender is granted a security interest pursuant to Section 6 of this Agreement.

Contract: an installment or conditional sale contract, with any amendments, owned or acquired by Borrower pursuant to which a Contract Debtor has: (i) purchased a new or used Motor Vehicle, (ii) granted a security interest in the Motor Vehicle to secure the Contract Debtor's payment obligations, and (iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments no less frequently than monthly.

Contract Collateral: this term has the meaning provided in Section 16 of this Agreement.

Contract Debtor: the Person that has executed a Contract as a purchaser, and any guarantor, co-signer or other Person obligated to make payments under the Contract.

Contract Debtor Documents: the original Certificate of Title, the original executed Contract with original Contract Debtor signatures and the other documents and instruments relating to the Contract.

Contract Debtor Insurance: the liability insurance coverage required by law and any insurance, other insurance which insures a Financed Vehicle or a Contract Debtor's obligations under a Contract. (Added back)

Contract Rights: with respect to Pledged Contracts, (i) Borrower's interest in the Financed Vehicle; (ii) all rights of Borrower regarding the Contract and Financed Vehicle, including but not limited to rights to electronic funds transfers and rights under all dealer agreements and purchase agreements pursuant to which the Contract was acquired by Borrower; (iii) all rights of Borrower with respect to Contract Debtor Insurance and any other policies of fire, theft or comprehensive insurance, collision insurance, public liability insurance or property damage insurance maintained with respect to the Financed Vehicle, the Contract, or the Contract Debtor; (iv) all rights of Borrower, if any, to prepaid dealer rate participation in connection with the Contract; (v) Remittances, and (vi) all rights of Borrower to the originals of all books, records (including electronic data), reports, files, and documents relating to the Contracts, including, but not limited to, Contract Debtor Documents, financial statements of Contract Debtors, and all payment reports or records relating to the Contracts. (Added back)

Debt Ratio: the debt-to-equity ratio of Borrower, calculated in accordance with generally accepted accounting principles by comparing Borrower's total liabilities other than Subordinated Debt less amounts owed by any bankruptcy-remote subsidiary via associated securitization trusts to unaffiliated bondholders or certificate holders which are included in Borrower's on-book liabilities (including amounts owed to any bondholders who may not have any legal recourse to any non-bankruptcy remote subsidiaries), divided by Net Worth of Borrower.

Delinquency Measurement: as of the end of an Accounting Period, the sum of the Outstanding Principal Balances of all Delinquency Measurement Contracts which have Scheduled Payments which are due and partially or completely unpaid more than thirty (30) days from the due date of such Scheduled Payments, divided by the sum of the Outstanding Principal Balances of all Delinquency Measurement Contracts; expressed as a percentage.

Delinquency Measurement Contracts: all Pledged Contracts which do not constitute Charged-Off Losses.

Eligible Vehicle: a Motor Vehicle (i) which Borrower has purchased for at least $1,500 and not more than $15,000; (ii) which has been in Borrower's possession for no more than 150 days; (iii) which has not been repossessed by Borrower (unless subsequently re-purchased at auction); (iv) for which Borrower holds in its possession the title and purchase documentation, provided, however, that, if all other criteria for Eligible Vehicles are met, Motor Vehicles may be held in Borrower's possession for 40 days without title documentation; and (v) is not subject to any lien, encumbrance or security interest of any kind other than the interest of Lender as granted hereunder or any other agreement with Lender and as otherwise agreed to by Lender.

Eligible Vehicle Advance Value: for each Eligible Vehicle in Borrower's inventory purchased by Borrower:

     (A) at an ADESA location, an amount equal to one hundred percent (100%) of the pre-confirmed purchase price for such item of Inventory plus up to One Thousand Dollars ($1,000) in approved reconditioning costs;

     (B) at a non-ADESA location, an amount equal to ninety percent (90%) of the applicable regional NADA trade value at the time of purchase for such item of Inventory plus up to One Thousand Dollars ($1,000) in approved reconditioning costs; or

     (C) at non-auction locations, an amount equal to eighty percent (80%) of the applicable regional NADA trade value at the time of purchase for such item of Inventory plus up to One Thousand Dollars ($1,000) in approved reconditioning costs.

Provided, however, once any Eligible Vehicle has been in Borrower's possession for 120 days, the Eligible Vehicle Advance Value for that Motor Vehicle shall be reduced by 10%.

Event of Default: this term has the meaning provided in Section 15.0 of this Agreement.

Financed Vehicle: the new or used Motor Vehicle purchased by a Contract Debtor pursuant to a Contract, or any substituted vehicle which is properly documented and approved by Lender. (Added back)

Indebtedness: the Advances and all other amounts, including but not limited to all other amounts advanced, expended or applied by Lender under this Agreement to or for the benefit of Borrower or to perform or enforce Borrower's covenants in this Agreement, attorney fees, costs of collection, and interest, that Borrower owes Lender in connection with this Agreement.

Interest Coverage: the sum of Borrower's year-to-date pre-tax income plus Borrower's year to date interest expense, compared to Borrower's year-to-date interest expense.

Inventory: goods, other than Contract Collateral, which are held for sale or lease or to be furnished under a contract of service.

Inventory Advance Value: the lesser of (i) the Inventory Facility Limit or (ii) the cumulative Eligible Vehicle Advance Value for all Eligible Vehicles in Borrower's inventory.

Inventory Facility: the loan facility described in Section 2.1 herein.

Inventory Facility Limit: Thirty Six Million Dollars ($36,000,000.00).

Loan Documents: this Agreement, the Note, the guaranties signed by the Guarantors, and the Supplemental Documentation.

Managed Portfolio Contracts: Installment contracts, serviced by Borrower, which were originated or purchased by Borrower, including but not limited to those contracts which have been subsequently sold to a third party, with the servicing retained by Borrower and with a residual interest in the installment contracts held by Borrower.

Maximum Lawful Rate: this term has the meaning provided in Section 2.4.

Motor Vehicle: A passenger motor vehicle, van, motorcycle, truck or light duty truck which is not manufactured for a particular commercial purpose and which can be registered for use on public highways and is not a "grey market" vehicle provided that Motor Vehicles shall not include Financed Vehicles.

Net Worth: the total of shareholders' equity (including capital stock, additional paid-in capital, and retained earnings) plus Subordinated Debt, less
(i) the total amount of loans and debts due from Affiliates, shareholders, officers, or employees, and (ii) the total amount of any intangible assets, including without limitation unamortized discounts, deferred charges, and goodwill.

Outstanding Principal Balance: the outstanding principal balance of a Contract calculated by subtracting the unearned finance charge (determined by the finance charged refund method applicable to the Contract) from the sum of the unpaid Scheduled Payments.

Permitted Lien: (i) any security interest or lien at any time granted in favor of Lender; (ii) liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business; (iii) liens resulting from deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security and other similar laws; and (iv) liens agreed to in writing by Lender.

Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (including, any instrumentality or division thereof).

Places of Business: those locations set forth in Exhibit 8.0(A), including any third party servicer locations to which Borrower may send a Motor Vehicle to prepare the Motor Vehicle for sale or for repair

Pledged Contract: a Contract owned on the Closing Date or in the future by Borrower.

Pre-Default Event: an event that with the passage of time, the giving of notice, or both, would constitute an Event of Default.

Rolling Average Delinquency: the average of the Delinquency Measurements for any six (6) consecutive Accounting Periods; provided that, until the first six (6) Accounting Periods have expired, the Rolling Average Delinquency shall be the average of the Delinquency Measurements for the Accounting Periods which have expired.

Rolling  Average  Managed  Portfolio  Delinquency:  the  average of the  Managed
Portfolio Delinquency Measurements for any three (3) consecutive Accounting Periods; provided that, until the first three (3) Accounting Periods have expired, the Rolling Average Managed Portfolio Delinquency shall be the average of the Managed Portfolio Delinquency Measurements for the Accounting Periods which have expired.

Scheduled Payment: the periodic installment payment amount disclosed in a Contract.

Stated Rate: this term has the meaning provided in Section 2.4.

Subordinated Debt: an unsecured debt obligation of Borrower as listed on Exhibit 11.6(A) which is subordinated to Lender pursuant to a subordination agreement which is in the form of Exhibit 14.0 or pursuant to some other agreement approved in writing by Lender, except as otherwise set forth in this Agreement

Supplemental Documentation: all agreements, instruments, documents, certificates of title, financing statements, notices of assignment, powers of attorney, subordination agreements, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral or to consummate the transactions contemplated by this Agreement.

UCC: the Uniform Commercial Code as adopted and in effect in Indiana.

Section 14.1. Other Terms:
              -----------
All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent the same are defined therein.

Section 14.2. Accounting Terms.
              ----------------
Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

                    ARTICLE XV - GENERAL TERMS AND CONDITIONS

Section 15.0. Applicable Law.
              ---------------
This Agreement shall be governed and construed in accordance with the laws of the State of Indiana.

Section 15.1. Notices.
              -------
Any notice, request, demand, instruction or other communication to be given any party hereto in writing shall be effective upon delivery during regular business hours at the offices of Borrower and Lender hereinafter set forth or at such other offices that either party notifies the other of in writing. The failure to deliver a copy as set forth below shall not affect the validity of the notice to the Borrower or Lender. Such communications shall be given by telecopy, commercial delivery service, or sent by certified mail, postage prepaid and return receipt requested, as follows:

If to Borrower:
     Ugly Duckling Corporation
     2525 East Camelback Road, Suite 1150
     Phoenix, Arizona 85016
     Electronic FAX (602) 852-6696
     ATTN: Treasurer

With a copy to the General Counsel at the same address.

As of no later than September 1, 2001, notices shall go to the address set forth in Section 6.5 hereof.

If to Lender:
     Automotive Finance Corporation
     310 East 96th Street, Suite 300
     Indianapolis, IN 46240
     Electronic FAX (317) 815-9650
     Attention: C.O.O.

Section 15.2. Headings.
              --------
Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.

Section 15.3. Severability.
              ------------
If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

Section 15.4. Offset.
              ------
Lender has the right to offset, apply, or recoup any obligation of Borrower to Lender, arising under the Loan Documents or otherwise, against any obligations or payments Lender owes to Borrower, arising under the Loan Documents or otherwise, or against any property of Borrower held by Lender. Borrower waives any right to offset, apply, or recoup against any obligation it owes to Lender. Lender is not obligated to pursue any of the Collateral or any of Lender's rights at any time as a condition to payment and performance by Borrower.

Section 15.5. Independent Contractor.
              -----------------------
Borrower is an independent contractor in all matters relating to this Agreement and the Collateral and is not an agent or representative of Lender. Borrower has no authority to act on behalf of or bind Lender.

Section 15.6. Expenses.
              --------
Each party shall bear the expenses of its own performance of this Agreement.

Section 15.7. Modification of Loan Documents; Sale of Interest.
              ------------------------------------------------
This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. The rights of Lender granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents. Borrower may not without Lender's prior written permission sell, assign or transfer any of the Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties thereunder. Any sale, assignment, or transfer by Borrower without Lender's permission shall be void ab initio. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of any of the Loan Documents, or of any portion thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties thereunder. The Loan Documents shall be binding upon and inure to the benefit of the permitted successors and assigns of Borrower and Lender.

Section 15.8. Attorneys' Fees and Lender's Expenses.
              -------------------------------------
If Lender shall in good faith employ counsel for advice or other representation or shall incur other costs and expenses in connection with entering into any future amendments or modifications to the Agreement; or if, following an Event of Default, Lender shall in good faith employ counsel for advice or other representation or shall incur other costs and expenses in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements executed or delivered in connection herewith, (ii) any attempt to enforce, or enforcement of, any rights of Lender against Borrower or any other Person, that may be obligated to Lender by virtue of any of the Loan Documents, or (iii) any actual or attempted inspection, audit, monitoring, verification, protection, collection, sale, liquidation or other disposition of the Collateral; then, in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees (including expert's fees) incurred by Lender in any way arising from or relating to any of the events or actions described in this Section shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Indebtedness.

Section 15.9. Waiver by Lender.
              ----------------
Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in the Loan Documents and no Event of Default by the Borrower under the Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by a manager of Lender and identifies the matter waived or suspended. Any consent or approval by Lender pursuant to this Agreement is not a waiver by Lender of, or an admission by Lender of the truth of, any of Borrower's representations and warranties in this Agreement.

Section 15.10. Waiver by Borrower.
               -----------------------
Except as otherwise provided for in this Agreement, Borrower waives (i) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, acceleration; (ii) all rights to notice and a hearing prior to taking possession or control of, or Lender's replevy, attachment or levy upon, the Collateral; (iii) any bond or security in a judicial proceeding as a condition to Lender exercising any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws, and (v) TRIAL BY JURY in any dispute with Lender arising out of or related to any of the Loan Documents. The failure or delay of Borrower to strictly enforce the terms of this Agreement shall not be a waiver of Borrower's right to do so.

Section 15.11. Counterparts.
               ------------
This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Section 15.12. Entire Agreement.
               ----------------
This Agreement contains the entire agreement among the parties regarding the loan by Lender to Borrower based on Contracts and supersedes all prior agreements, whether written or oral, with respect thereto.

Section 15.13. Statements of Account.
               ---------------------
Each report, billing statement, payment transcript, or other statement which is prepared by Lender shall, except for manifest errors, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, and shall constitute an account stated between Borrower and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after Borrower's receipt of such document, Borrower delivers to Lender notice of a written objection thereto specifying the claimed error. In the event of such an error, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower and Lender's only liability to Borrower shall be to issue a corrected document.

Section 15.14. Publicity.
               ---------
Borrower shall not (i) issue any press release or make any public announcement or otherwise publicize the consummation of this Agreement with Lender, or (ii) make a public disclosure of any kind regarding the subject matter hereof, or
(iii) make use of Lender's name, tradename, logo or trademark without the express written consent of Lender, except that Borrower may publicly disclose information relating to this Agreement if Borrower gives Lender 48 hours advance written notice (or if upon advice of counsel Borrower or Guarantor cannot wait 48 hours then upon such notice as Borrower or Guarantor may reasonably provide to Lender) prior to releasing any disclosure required by law or in connection with its registration of securities with the U.S. Securities and Exchange Commission or any state securities commission, or in connection with a filing pursuant to Borrower's listing with a national securities exchange or governmental entity. Lender shall not (i) issue any press release or make any public announcement or otherwise publicize the consummation of this Agreement with Borrower, or (ii) make a public disclosure of any kind regarding the subject matter hereof, or (iii) make use of Borrower's name, tradename, logo or trademark without the express written consent of Borrower.

Section 15.15. Faxed Documents.
               ---------------
In order to expedite the acceptance and execution of this Agreement and any of the Supplemental Documents, each of the parties hereto agrees that a faxed copy of any original executed document shall have the same binding effect on the party so executing the faxed document as an original handwritten executed copy thereof.

Section 16. Contract Collateral.
            -------------------
Lender agrees that the definition of "Collateral: in this Agreement may not be amended to include additional types of property without the consent of Greenwhich Capital Financial Products, Inc. and its successors and assigns and other lenders in connection with "warehouse" lending facilities so long as Greenwich Capital Financial Products or such successors and assigns remain as `warehouse' lenders. Lender further agrees that Lender shall not have any lien or security interest with respect to Contract Collateral. As used herein "Contract Collateral" shall mean each Contract owned by the Borrower and each of the following items with respect to such Contract:

     (A)  the Contract Debtor Documents;

     (B) the Contract Rights;

     (C) any payments from a bank account of, and any electronic funds transfers from, any Contract Debtor or Contract Rights Payor (subject to the terms and conditions of the Master Agency Agreement);

     (D) any associated chattel paper, lease, instrument, installment sale contract or installment loan contract;

     (E) all rights of the Borrower in and to the related Financed Vehicle, including any repossessed Financed Vehicle, and in and to any other collateral securing such Contract, including any security deposit;

     (F)  any contract purchase discount;

     (G) any rights of Borrower to dealer reserves or rate participation with respect to such Contract, if any;

     (H) any money, payments or proceeds of any insurance policies with respect to any or all Contracts or any Financed Vehicles with respect to which Borrower is solely or jointly the owner or is insured or is the loss payee or is a beneficiary, including any insurance proceeds;

     (I) all books and records of the Borrower (including financial statements, accounting records, customer lists, credit files, computer programs, electronic data print-outs and other computer materials and records) with respect to such Contract;

     (J) all accessions to, substitutions for and all replacements and products of, any of the foregoing property; and (K) all moneys, instruments and other proceeds of the foregoing.

Each such secured creditor and transferee, purchaser and assignee of Contract Collateral will be a third party beneficiary of this provision.

                    [Signature Pages to follow - End of Page]

                                 EXHIBIT 4.0(A)


                              AFC WIRE INSTRUCTIONS





BANK NAME: SUNTRUST BANK ORLANDO
PO BOX 3833
ORLANDO, FL 32802-3833

         ABA (ROUTING) : 063-102-152

         ACCOUNT #: 0215252159679



         BENEFICIARY:   AFC FUNDING CORP.
                        310 E. 96TH ST. SUITE 300
                        INDPLS , IN   46240



         OTHER INFORMATION:  DEALER NAME: UGLY DUCKLING CORPORATION

                                      DEALER #:

                                 EXHIBIT 4.0(A)


                              AFC WIRE INSTRUCTIONS





BANK NAME: SUNTRUST BANK ORLANDO
PO BOX 3833
ORLANDO, FL 32802-3833

         ABA (ROUTING) : 063-102-152

         ACCOUNT #: 0215252159679



         BENEFICIARY:   AFC FUNDING CORP.
                        310 E. 96TH ST. SUITE 300
                        INDPLS , IN   46240



         OTHER INFORMATION:  DEALER NAME: UGLY DUCKLING CORPORATION

                                      DEALER #:

               Exhibit 8.0 (A) CAR SALES LIST OF LOCATIONS, page 7

                                 EXHIBIT 8.0 (A)
                   UGLY DUCKLING CAR SALES - LIST OF LOCATIONS




                                CORPORATE OFFICE
                                ----------------
                           4020 E. Indian School Road
                                Phoenix, AZ 85018


Credit Corp. Offices
Ugly Duckling Credit Corp.
6225 Ulmerton Road
Clearwater, FL 33760

Mailing Address:
P. O. Box 3096
Seminole, FL 33775-3096


Ugly Duckling Credit Corp.
1030 North Colorado Street
Gilbert, AZ 85233


Ugly Duckling Credit Corp.
-
600 N. Pearl Street, Suite 2000
Dallas, TX 75201
Plano Servicing Center
1600 Plano Parkway
Suite 150
Plane, TX


Administrative Service Offices


1905 S. MacDonald Ste.2
Mesa, AZ 85210



LOS ANGELES (WEST)

DOWNEY
9262 Firestone Blvd.
Downey, CA 90241

VAN NUYS
5555 Van Nuys Blvd.
Van Nuys, CA 91401

TORRANCE
18313 Hawthorne Blvd.
Torrance, CA 90504

WILMINGTON
1500 W. Pacific Coast Hwy.
Wilmington, CA 90744

EL MONTE (H)
12039 Valley Blvd.
El Monte, CA 91732

OXNARD
950 Oxnard Blvd.
Oxnard, CA 93030

SAN FERNANDO (H)
1661 San Fernando Rd.
San Fernando, CA 91340


WILMINGTON
INSPECTION CENTER
1500 W. Pacific Coast Hwy.
Wilmington, CA 90744

ATLANTA


MEMORIAL
5554 Memorial Drive
Stone Mountain, GA 30083

JONESBORO
3852 Jonesboro Road
Atlanta, GA 30354

MARIETTA
502 Cobb Parkway
Marietta, GA 30060

COLLEGE PARK
5620 Old National Highway
College Park, GA 30349

SMYRNA
3350 South Cobb Drive
Smyrna, GA 30080

RIVERDALE
640 Valley Hill Road
Riverdale, GA 30274

BANKHEAD
3051 E. Bankhead Hwy.
Lithia Springs, GA 30122

DOUGLASVILLE
5669 Fairburn Road
Douglasville, GA 30134

DORAVILLE
5690 Buford Highway
Doraville, GA 30340

DOUGLASVILLE
INSPECTION CENTER
5669 Fairburn Road
Douglasville, GA 30134

MEMORIAL DRIVE
INSPECTION CTR
5554 Memorial Drive
Stone Mountain, GA 30083




DALLAS


GARLAND ROAD
12180 Garland Road
Dallas, TX 75218

REDBIRD
4201 W. Camp Wisdom Rd.
Dallas, TX 75237

FIRST STREET
301 S. First Street
Garland, TX 75040

ARLINGTON
310 N. Collins St.
Arlington, TX 76011

HARRY HINES (H)
10501 Harry Hines
Dallas, TX 75220

ALTA MERE
3333 Alta Mere Drive
Fort Worth, TX 76116

ALTA MERE SRV CTR
3333 Alta Mere Drive
Fort Worth, TX 76116

HALTOM CITY
4720 E. Belknap
Haltom City, TX 76117

BUCKNER
2030 S. Buckner
Dallas, TX 75217


GRAND PRAIRIE
1018 E. Main St.
Grand Prairie, TX 75050

Dallas
REDBIRD INSP CTR
4201 W. Camp Wisdom Rd.
Dallas, TX 75237


PHOENIX
24th STREET
330 N. 24th Street
Phoenix, AZ 85006


BELL ROAD
1515 E. Bell Road
Phoenix, AZ 85022

GLENDALE
5104 W. Glendale Avenue
Glendale, AZ 85301

MESA
333 S. Alma School Road
Mesa, AZ 85210


APACHE TRAIL
10820 E. Apache Trail
Apache Junction, AZ 85220


CHANDLER
400 N. Arizona Avenue
Chandler, AZ 85225

SOUTH CENTRAL (H)
4121 S. Central Avenue
Phoenix, AZ 85040


PHOENIX
INSPECTION CENTER
4515 E. Miami St.
Phoenix, AZ 85034





TAMPA
56th STREET
5803 56th Street North
Tampa, FL 33610

WEST HILLSBOROUGH (H)
6601 W. Hillsborough Avenue
Tampa, FL 33634

LAKELAND
1825 W. Memorial Blvd.
Lakeland, FL 33815

NEW PORT RICHEY 6901 US Highway 19 North New Port Richey, FL
34652

PINELLAS PARK
11700 US Highway 19 North
Clearwater, FL 33764

DALE MABRY
7501 North Dale Mabry
Tampa, FL 33614

DALE MABRY SVC CTR
7501 North Dale Mabry
Tampa, FL 33614

BRADENTON
1709 W. Cortez Road
Bradenton, FL 34207


FLORIDA AVENUE
11704 N. Florida Avenue
Tampa, FL 33612

BRANDON
8805 E. Adamo Dr.
Tampa, FL 33619




CLEARWATER
INSPECTION CENTER
5253 126th Ave. North
Clearwater, FL 33760-4602



SAN ANTONIO

BANDERA
1511 Bandera Road
San Antonio, TX 78228

WW WHITE
414 S. WW White Road
San Antonio, TX 78219

LOOP 410
2235 NW Loop 410
San Antonio, TX 78230

SW MILITARY
2755 SW Military Dr.
San Antonio, TX 78224

PERRIN BEITEL
11612 Perrin Beitel
San Antonio, TX 78217

SAN PEDRO
5703 San Pedro
San Antonio, TX 78212

BROADWAY
3303 Broadway
San Antonio, TX 78209

SE MILITARY (H)
1231 SE Military Dr.
San Antonio, TX 78214

I-35
1901 SW Military Dr.
San Antonio, TX 78221



SOUTHSIDE
INSPECTION CENTER 1219
S.E. Military Drive
San Antonio, TX 78214

BROADWAY
INSPECTION CENTER
3303 Broadway
San Antonio, TX 78209




TUCSON
SPEEDWAY
3901 E. Speedway
Tucson, AZ 85712

PARK (H)
3737 S. Park Avenue
Tucson, AZ 85713


GRANT
2301 N. Oracle
Tucson, AZ 85705




TUCSON
TUCSON INSPECTION CTR
1901 W. Copper
Tucson, AZ 85745





NEVADA
FREMONT
3333 East Fremont Street
Las Vegas, NV 89104

NORTH VEGAS
3545 Las Vegas Blvd., North
Las Vegas, NV 89115


FREMONT
INSPECTION CENTER
3333 East Fremont Street
Las Vegas, NV 89104




NEW MEXICO
CENTRAL SW (H)
5306 Central Avenue SW
Albuquerque, NM 87105

WYOMING
700 Wyoming Blvd., NE
Albuquerque, NM 87123

GRIEGOS
4700 4th Street NW
Albuquerque, NM 87107



WYOMING
INSPECTION CENTER
700 Wyoming Blvd., NE
Albuquerque, NM 87123






ORLANDO
OCALA
3550 South Pine Avenue
Ocala, FL 34471

LEESBURG
8736 Hwy 441 South
Leesburg, FL 34788

WEST COLONIAL
4225 West Colonial Drive
Orlando, FL 32808

EAST COLONIAL
5310 E. Colonial Drive
Orlando, FL 32807

KISSIMMEE
920 West Vine Street
Kissimmee, FL 34741

DELAND
3000 S. Woodland Blvd.
Deland, FL 32721

SANFORD
2904 S. Orlando Drive
Sanford, FL 32773


ORLANDO INSPECTION CTR
2451 McCraken Road
Sanford, FL 32771





RICHMOND


MIDLOTHIAN
5300 Midlothian Trnpk
Richmond, VA 23225

MECHANICSVILLE
3517 Mechanicsville Trnpk
Richmond, VA 23223

BROAD STREET
4112 West Broad Street
Richmond, VA 23230

PETERSBURG
2535 South Crater Road
Petersburg, VA 23805

ROUTE 1
4950 Jefferson Davis Hwy
Richmond, VA 23234


MIDLOTHIAN
INSPECTION CENTER
5300 Midlothian Trnpk
Richmond, VA 23225





LOS ANGELES (EAST)

GARDEN GROVE
13650 Harbor Blvd.
Garden Grove, CA 92843

RIVERSIDE
8341 Indiana Ave.
Riverside, CA 92504

MONTCLAIR
10477 Central Avenue
Montclair, CA 91763

FONTANA
9135 Sierra Avenue
Fontana, CA 92335

STANTON
11792 Beach Boulevard
Stanton, CA 90680

COSTA MESA
2167 Harbor Boulevard
Costa Mesa, CA 92627



MONTCLAIR
INSPECTION CENTER
10477 Central Avenue
Montclair, CA 91763

                                 Exhibit 8.0 (F)
                                   Litigation

1.   Maria  Eschevarria  v. Ugly  Duckling  Car  Sales  Florida,  Ugly  Duckling
     ---------------------------------------------------------------------------
     Corporation, Ugly Duckling Credit Corporation; Florida.
     -------------------------------------------------------
     Filed December 16, 1998. Purportedly a class action; class has not been certified. Alleged claims include (i) violations of the Florida Deceptive and Unfair Trade Practices Act, (ii) unconscionable purchase contract, and
     (iii) violation of the Florida Uniform Commercial Code in repossessing the automobile. The second and third counts were dismissed with prejudice; the first count was dismissed with leave to amend, which amended complaint was filed. Ugly Duckling Corporation and Ugly Duckling Credit Corporation have been dismissed from the action. Answer was filed on August 21, 2000. Almost no activity since that time other than a few nominal discovery requests.


2.   Delaware Lawsuits Related to Garcia Offer to Take the Company Private.
     -----------------------------------------------------------------------
     On March 20, 2001, a shareholder derivative complaint was filed, purportedly on behalf of UDC, in the Court of Chancery for the State of Delaware in New Castle Court, captioned Berger v. Garcia, et al., No. 18746NC. The complaint alleges that UDC's current directors breached fiduciary duties owed to UDC in connection with certain transactions between UDC and Mr. Ernest C. Garcia II, UDC's Chairman and majority stockholder, and various entities controlled by Mr. Garcia. The complaint was amended on April 17, 2001 to add a second cause of action, on behalf of all persons who own UDC common stock, and their successors in interest, which alleges that UDC's current directors breached fiduciary duties in connection with the proposed acquisition by Mr. Garcia of all of the outstanding shares of UDC common stock not owned by him. UDC is named as a nominal defendant in the action. The original cause of action seeks to void all transactions deemed to have been approved in breach of fiduciary duty and recovery by UDC of alleged compensatory damages sustained as a result of the transactions. The second cause of action seeks to enjoin UDC from proceeding with the proposed acquisition by Mr. Garcia, or, in the alternative, awarding compensatory damages to the class.

     Following Mr. Garcia's offer in early April 2001 to purchase all outstanding shares of UDC common stock, five additional and separate purported shareholder class action complaints were filed between April 17 and April 25, 2001 in the Court of Chancery for the State of Delaware in New Castle County. They are captioned Turberg v. Ugly Duckling Corp., et al., No. 18828NC, Brecher v. Ugly Duckling Corp., et al., No. 18829NC, Suprina v. Ugly Duckling Corporation, et al., No. 18830NC, Benton v. Ugly Duckling Corp., et al., No. 18838NC, and Don Hankey Living Trust v. Ugly Duckling Corporation, et al., No. 18843NC. Each complaint alleges that UDC, and its directors, breached fiduciary duties in connection with the proposed acquisition by Mr. Garcia of all of the outstanding shares of UDC common stock not owned by him. The complaints seek to enjoin the proposed acquisition by Mr. Garcia and to recover compensatory damages caused by the proposed acquisition and the alleged breach of fiduciary duties. These cases were consolidated in June, 2001.

                                 EXHIBIT 8.0(G)


           AFC's UCC Collateral Description for the Ugly Duckling Loan


     All now owned or hereafter acquired goods which are held for sale or lease or to be furnished under a contract of service and all now owned or hereafter acquired passenger motor vehicles, vans, motorcycles, trucks or light duty trucks; and

     all certificates of title, accessions to, substitutions for and all replacements, products and proceeds of, all the foregoing property and any and all books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of debtor pertaining to any or all of the foregoing property;

     provided however, that the following shall not be included as secured party's collateral: any and all installment or conditional sale contracts, and any amendments (collectively "Contracts"), owned or acquired by debtor and proceeds thereof including without limitation any and all right or rights to payment or payments under any or all of the Contracts.

                                  EXHIBIT 11.4

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER






     The undersigned, ________________ the duly authorized chief financial officer of Ugly Duckling Corporation, a Delaware corporation ("UDC") DOES HEREBY CERTIFY, for purposes of the Loan and Security Agreement dated as of August __, 2001 (the "Agreement") between UDC and Automotive Finance Corporation that: (i) the attached financial statements are accurate in all material respects and present the true financial condition of UDC as of the dates shown, (ii) the assets of the Company shown on the financial statements exist, are solely owned by UDC, are not subject to any liens other than the lien of Automotive Finance Corporation and those disclosed in the financial statements or allowed by the Agreement, and are accurately valued on the financial statements, (iii) the attached financial statements were prepared in accordance with generally accepted accounting principals, and (iv) there has been no material adverse change in the financial condition of UDC after the dates that the financial statements cover.

IN WITNESS WHEREOF, the undersigned has hereto set his hand the __ day of ________, 200_.


------------------------------------
Sr. Vice President and Chief Financial Officer

   Exhibit 8.0 (A) CAR SALES LIST OF LOCATIONS, page 2




                                EXHIBIT 11.6 (A)

                            SUBORDINATED INDEBTEDNESS






1. That certain Loan Agreement, dated as of February 12, 1998, between Ugly Duckling Corporation ("UDC") and certain Lenders (the "Duck Kayne Anderson Lenders"), as amended, whereby the Duck Kayne Anderson Lenders loaned UDC the sum of $15,000,000 and were issued by UDC subordinated notes bearing interest at 15% and maturing on February 12, 2003.

2.   That certain  Indenture,  dated October 15, 1998,  from UDC to Harris Trust
     and  Savings  Bank,  as  trustee,   whereby  UDC  issued  12%  subordinated
     debentures which mature on October 23, 2003.

3. That certain Indenture, dated April 15, 2000, from UDC to Harris Trust and Savings Bank, as trustee, whereby UDC issued 11% subordinated debentures which mature on April 15, 2007.

4. That certain Loan Agreement, dated as of January 11, 2001, between UDC and Verde, whereby Verde loaned UDC the sum of $7,000,000 and was issued by UDC
     (i) a subordinated Promissory Note bearing interest at LIBOR plus 600 basis points and maturing on December 31, 2003 and (ii) 1,500,000 warrants to purchase common stock of UDC, which may be exercised by Verde incrementally after July 25, 2001 if the Note is not paid in full by July 25, 2001.

                              Automotive Finance Corporation


July 6,2001

Mr. Steven Darak, Chief Financial Officer
Ugly Duckling Corporation
2525 East Camelback Road, Suite 500
Phoenix, AZ 85016

Dear Steve:

Automotive Finance Corporation ("AFC") is pleased to advise you that it will approve the credit facility~ (the "Line") to Ugly Duckling Corporation (the "Borrower") as described below subject to the terms and conditions set forth herein. Except as otherwise provided herein, this letter does not constitute a legally binding and enforceable agreement. Moreover, this letter is not a complete statement of the parties' intentions and agreements with respect to the matters addressed herein. Nevertheless, upon acceptance by the Borrower, this letter will serve as an expression of the parties' mutual intent to proceed in good faith with the negotiation and execution of definitive agreements providing for the transactions described herein and with the other steps necessary to consummate such transactions. The date upon which such transactions shall be consummated shall be a mutually agreed date within 30 days after completion of the parties' due diligence investigations described herein and is referred to herein as the "Closing Date".


The material terms of our Line are summarized below~

Borrower:                  Ugly Duckling Corporation (the "Borrower")

Loan Facility:             $36,000,000 Revolving Purchase Money Inventory Line

Purpose: To finance the purchase of used vehicles for retail sa1e at the Borrower's dealership locations.

Term: The Line will be established through July 30, 2002, at which it is due and payable in full. An annual review will be due by the above date at which time AFC will determine the Line's continuation. (to be discussed)

Fees and Rates: Each vehicle will be charged at a variable rate, adjusted each business day, based upon the most recent prime rate published in the Wall Street Journal plus 6.0 % per annum on the outstanding principal amount per vehicle.

Period/Curtailment  Date:  Vehicles  may be floored on the Line for a maximum of
                           150 days, and will have a 10% curtailment due at day 120 with full payoff due at day 150.



  Two PARK WOOD CROSSING 310 EAST 96TH STREET SUITE 300 INDIANAPOLIS, IN 46240
                          317-815-9645 FAX 317-815-9650

Mr. Steven Darak, Chief Financial Officer
Ugly Duckling Corporation
July 6, 2001
Page 2



Advance Rate:              a. ADESA Auction Purchased Vehicles: 100% of pre-
                           confirmed purchase price plus up to $1,000 in reconditioning costs (with supporting documentation).
                           b. Non-ADESA Auction Purchased Vehicles: 90% of clean black book value (no add-on's) plus up to $1,000 in reconditioning costs (with supporting documentation).
                           c. Non-Auction Purchased Vehicles: 80% of clean black book value (no add-on's) plus up to $1,000 in reconditioning costs (with supporting documentation).

Collateral:                 A perfected first priority purchase money security
                           interest, as applicable, and a perfected security interest in all inventory, equipment, and general intangibles as described in the UCC financing statements. (to be discussed)

Guarantors:                All subsidiary companies of Ugly Duckling
                           Corporation.

Insurance:                 Acquire Umbrella Liability and Comprehensive
                           insurance immediately after any loss at any one time of $150,000 or more for an amount equal to $10,000,000 with AFC listed as additional insured and loss payee.
                           (to be discussed)

Borrower
Commitment:                Borrower will keep AFC and the above facility in
                           place as its primary floorplan source for a period of 12 months. If the Borrower chooses not to keep AFC as its primary floorplan source within the 12 month period, the Borrower will pay AFC a separation fee of $25,000.

Origination Fee:           $5,000 non-refundable, due within 5 business days of
                           the complete execution of this agreement.

The following sets forth additional material terms and conditions of the Line. Additional terms and conditions may be a part of the final documentation:

1. Each vehicle financed on the Floorplan Line is to be paid off within two (2) business days from the date the vehicle is sold or otherwise disposed of

2. Floorplan audits will be conducted 6 times per year at each of the Borrower's locations. Audits will focus on the physical inventory and collateral security as well as "deal audits" which will consist of a comparison of dates associated within the making of a car deal:
          i.e. sold, funded and pay-off dates. An event of default will occur if more than 5% of the vehicles are sold out of trust ("SOT") during any one lot audit. SOT occurs when the Borrower fails to payoff a specific vehicle within 2 business days after the disposition by sale of the vehicle. There will be a charge of $50 per vehicle for the first seven days it remains SOT. From the 8th through the 14th day that it is SOT there will be a charge of $100 per vehicle. From the l5t~~ through the 21St that it is SOT there will be a charge of

Mr. Steven Darak, Chief Financial Officer
Ugly Duckling Corporation
July 6, 2001
Page 3


          $100 per vehicle. If there are SOT vehicles over 21 days old at any one location that location will be in default and all obligations for the vehicles at that location will be immediately due and payable. The Borrower will be assessed a $65 charge per audit plus $1 for every vehicle audited in excess of 60 vehicles to cover the cost of such audits.

3.       Financial Covenants: (to be discussed)

               a. Audited financial statements within 120 days of each fiscal year end.
               b. Quarterly financial statements within 45 days of each quarter end.
               c. The Borrower will maintain an interest coverage ratio of at all times.
              d. The Borrower will maintain a minimum net worth of__________ at all times.

4. The Line will be cross-defaulted with all of the Borrower's other credit facilities. AFC may periodically conduct a title audit at the Borrower's premises.

5. As a condition for AFC offering this Line, The Borrower agrees that:
               a. 50% of all repo'd vehicles and 25% of all wholesale returned vehicles sold at auction will be sold at an ADESA auction and
               b. ADESA will experience a 30% increase in auction purchases as A direct result of Borrower's purchases;
               c. Borrower will test ADESA's post-sale "full-disclosure" inspection @ $50 per vehicle to protect Borrower from unseen mechanical difficulties and will adopt the program if it proves to be commercially viable; and d. Borrower will provide ADESA and AFC with access to Borrower's wholesalers for marketing of ADESA auctions and AFC floorplan services.

6. The final documentation may contain additional terms as AFC deems necessary or desirable for this type of loan facility.

7. The Borrower will pay any reasonable costs incurred by AFC to document this loan, together with any out of pocket costs for attorneys, recording fees, and title work. A preliminary estimate of these costs is approximately $10,000.

If you are in agreement with the terms and conditions contained herein, please sign below and return: this letter to my attention. AFC `s receipt of this signed letter, along with the commitment fee of $5,000 will constitute our acceptance to begin the documentation of the loan subject to AFC's due diligence. A formal loan agreement evidencing the terms of this letter will be our final binding agreement.

Best Regards,

/s/ John Fuller
John Fuller President




Mr. Steven Darak, Chief Financial Officer
Ugly Duckling Corporation
July 6, :2001
Page 4


Accepted this       9th  day of July, 2001
                    ----        ------

Ugly Duckling Corporation

By:   (sign) /s/ C. R. Fulton
             ----------------
By:   (Print)  C.R. FULTON
               -----------

Title-Vice President & Treasurer



cc: Robert Fulton

February 20, 2001

Mr. Ernest C. Garcia II
Chairman
Ugly Duckling Corporation
2575 East Camelback Road
Suite 700
Phoenix, AZ 85016

Mr. Gregory B. Sullivan
Chief Executive Officer
Ugly Duckling Corporation
2525 East Camelback Road
Suite 500
Phoenix, AZ 85016

Gentlemen:

This letter agreement (the "Agreement") confirms the commitment of Greenwich Capital Financial Products, Inc. and its applicable affiliates (collectively, "Greenwich") to Ugly Duckling Corporation and its applicable affiliates (collectively, "UDC") to provide, and of UDC to accept, subject to the Summary of Terms attached hereto and incorporated herein by reference, as well as the further conditions set forth herein below, the senior financing facility described herein (the "Senior Facility").

The obligation of Greenwich to complete the transaction described herein is subject to satisfaction of the conditions precedent set forth in the Summary of Terms and completion of documentation in respect of such Senior Facility as described in the Summary of Terms satisfactory to Greenwich and UDC.

This agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

The commitment contained herein shall terminate if this letter is not fully executed and returned to Greenwich by Friday, March 2, 2001.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                                                  By:      /s/ IRA J. PLATT
                                                  Name:    IRA J. PLATT
                                                  Its:     Senior Vice President
                                                  Date:    March 1, 2001

AGREED AND ACCEPTED,

UGLY DUCKLING CORPORATION

By:       /s/ GREGORY B. SULLIVAN
Name:    GREGORY B. SULLIVAN
Its:     President
Date:    March 5, 2001

                            Ugly Duckling Corporation
                  $75 / $100 million Revolving Credit Facility
                                Summary of Terms


     Borrower: A [bankruptcy-remote] special purpose subsidiary of Ugly Duckling Corporation ("UDC"). Lender: Greenwich Capital Financial Products, Inc. or an affiliate thereof ("Greenwich")

     Guarantor: Ugly Duckling Corporation

     Facility Size: $75,000,000. For the period from December 1st through March 31St, the Facility Size will be expanded to $100,000,000 to accommodate the seasonality of IJDC ` s origination cycle.

     Facility Term: 364-day term, renewable upon the conclusion of the initial term for an additional 364-day period at Greenwich's sole discretion with not less than 90 days' advance notice. Subsequent renewals require mutual consent of both the Borrower and the Lender.

     Commitment Fee: $750,000, due at closing.

     Renewal Fee: $250,000, due upon receipt of Lender notice of intent to renew.

     Interest Rate: One month LIBOR plus 2.80%

     Contract: A retail installment contract, secured by a motor vehicle, which was originated or acquired by UDC in the ordinary course of its business.

     Collateral: The Facility will be secured by a direct pledge of (a) all UDC Contracts and (b) a blanket lien on all tangible and intangible assets of UDC in existence and as created by UDC and its affiliates.

     Servicer: Ugly Duckling Credit Corporation

     Facility Advance: For each UDC Eligible Contract (as defined hereinbelow), the product of such Eligible Contract's unpaid principal balance and the least of:

          (a) The UDC Securitization Net Advance (as defined hereinbelow) less 4.00% for the most recently completed UDC securitization transaction;

          (b) The weighted average of the three IJDC Securitization Net Advances
     less   4.00%  from  the  most   recently   completed   UDC   securitization
     transactions; and

          (c) 65.00%

     For the purposes of determining the Facility Advance, the UDC Securitization Net Advance shall equal the Class A Advance Rate less the Class A Reserve Fund Initial Deposit (expressed as a percentage of the Initial Pool Balance); each capitalized term being defined as expressed in the transaction documentation for such securitization transaction


     Existing non-UDC originated Contracts which are submitted for inclusion to the Facility will receive a Facility Advance equal to that provided under the existing GECC Facility. In the event that UDC acquires Contracts from an originator subsequent to the implementation of this Facility, the Lender will review the Contract portfolio attributes and the portfolio's prior performance history and, in its sole discretion determine an appropriate Facility Advance for such Contracts.

     UDC  Eligible  Contract:   Substantially  similar  to  GECC  Facility,  but
     specifically   excluding   Contracts  which:

          i) Are more than 59 days contractually delinquent and not designated by the Servicer as out for or in repossession;

          ii) Are 30 or more days contractually delinquent, and when taken together with all other Contracts which are 30 or more days contractually delinquent, exceed [3.001% of the aggregate principal balance of IJDC Eligible Contracts;

          iii)The Lender shall not have received expressed written confirmation from the Custodian of its possession of the related retail installment contract and other customary documentation for such Contract.

     Contraet Collections: The Servicer shall establish a bank account (the "Collection Account") in the name of the Lender to which collections and recoveries on pledged Contracts (irrespective of Facility eligibility) will be swept on a daily basis and within 24 hours of identification by the Servicer. It is anticipated that all collections will be identified and swept to this Collection Account within three business days of receipt by the Servicer.

     Funds deposited into the Collection Account shall be applied, on a daily basis, to first pay the Lender interest and fees or expenses which have accrued on the Facility and then to reduce amounts borrowed under the Facility.

     Borrowing Base Calculation: UDC will deliver to Greenwich, on a daily basis, a report and accompanying data file (in format and content acceptable to Greenwich) delineating the Contracts pledged to the Facility, newly calculated UDC Eligible Contracts and the related maximum permitted borrowings as of such date.

     Monthly Reports: Complete Covenant analysis and any other data and reporting information as reasonably requested by the Lender.

     Aging Constraints: UDC Eligible Contracts originated prior to the cut-off date of the most recent UDC securitization may only comprise the greater of
     (i) $12,500,000 of Borrowing Base or (ii) 20% of the aggregate Facility Advance.

     Custodian: [Bank of New York]

     Hot Backup Servicer: Wells Fargo Financial Corporation. In the event that Servicing transfers to the Hot Backup Servicer, such party will be paid a fee equal to that provided in their proposal letter dated October 10, 2000.

     Affirmative and Negative Covenants: The Lender will include the following financial and portfolio performance covenants in the Facility, which covenants shall be satisfactory to Greenwich: Liquidity Test-- {$7.Slmm cash and/or warehouse availability

     Gross Margin Maintenance Test Net Worth Test Cash Flow Interest Coverage Test Debt to EB1TDA Test 3 month Rolling Average Delinquency and Gross Loss Tests for both the Facility and for UDC Managed Assets

     Remedies: To include Advance Rate adjustment (margin call), Capital Calls (as described hereinbelow in a UDC post-privatization environment) and the termination and wind down of the Facility.

     Conditions Precedent to Implementation of the Facility: To include: i) Execution of documentation and receipt of legal opinions in form and content acceptable to the Lender and its counsel; ii) Receipt of the Facility Commitment Fee; and iii)Receipt by the Lender of an executed Commitment Letter providing UDC with an Inventory Finance Facility of not less than $25 million with terms reasonably acceptable to the Lender.

     Conditions Precedent to the Privatization of UDC: The Guarantor will covenant that the privatization of UDC will meet the following conditions precedent: i) UDC will not use more than [$10] million of corporate cash will be used in a stock tender; ii) TJDC will not incur more than [$32] million of incremental subordinated term debt with a maturity of not less than [five] years in any stock tender; iii)Neither Ernie Garcia nor Greg Sullivan will participate in such tender offer; iv) TJDC will have executed an inventory finance facility of not less than $25 million; v) MBIA shall have expressed written approval of the proposed transaction and its willingness and intent to continue as surety provider for UDC securitizations; vi) Kayne Anderson shall have committed in writing to receive not more than $4mm per annum (in not more than $1 mm per quarter installments) in repayment of its subordinated debt until such debt is retired OR Ernie Garcia shall personally commit to meeting any repayment demand by Kayne Anderson in excess of the aforementioned proposed repayment schedule; and vii)None of UDC's MBIA-wrapped term securitizations will be in breach of either a Performance or Event of Default Trigger, each as defined in such transaction's documentation when such privatization effort is commenced or executed upon.

     Post-Privatization   Constraints:  If  UDC  management  should  succeed  in
     effecting a privatization of the Company, the Guarantor shall make the following additional covenants:

          i) The Company shall not sell UDC equity to a third-party without the Lenders express written consent;

          ii) Subject to the maintenance of [Gross Margin Maintenance / Liquidity I Other? Tests], UDC may bear up to [$2,000,000] of Verde corporate expenses per annum to be applied evenly on a monthly basis. Verde expenses paid by UDC are subject to a Capital Call at the Lender's discretion in the event that a Facility financial covenant is breached;

          iii)Ernie Garcia Bonus I Dividend formula subject to Lender approval. The Lender may request a capital call on tax adjusted bonus distributions if [Gross Margin Maintenance / Liquidity I Other? Tests] are breached. Distributions will be constrained so as to ensure a minimum of $10 million TJDC Liquidity as of the most recent TJIDC Covenant Report and are subject to Lenders sign-off on pro-forma financial projections evidencing not less than $10 million of UDC Liquidity for the next twelve months; and iv) Any effort to convert UDC into a Subchapter S Corporation is subject to the prior written approval of the Lender.

     Pursuit of a Facility Rating: In the event that Greenwich elects to pursue an investment-grade rating for the Facility, UDC agrees to accept any reasonable modification to the operating attributes of the Facility as mandated by such rating agency as a requirement for obtaining the rating letter. UDC further agrees to pay the costs and expenses of the rating agency related to obtaining such rating letter. In the event that an investment-grade rating is obtained for the Facility, Greenwich agrees to increase the Facility Size to $100,000,000 throughout the calendar year.

     Costs and Expenses: UDC to bear all costs and expenses associated with any due diligence associated with the creation and maintenance of the Facility as well as all legal costs (including, but not limited to the out-of-pocket expenses of Greenwich's counsel) associated with the creation and enforcement of the Facility.

     Underwriting Commitment: UDC to execute an Underwriting Commitment with Greenwich for AAA-rated securities with an underwriting fee equal to 0.40% on the face amount of securities purchased. This commitment will provide Greenwich with underwriting exclusivity for all receivables originated or purchased by UDC during the Facility's term (as extended), irrespective of whether they were financed by Greenwich.

                     SUBORDINATION AND STANDSTILL AGREEMENT


     THIS SUBORDINATION AND STANDSTILL AGREEMENT ("Agreement") is entered into by and among UGLY DUCKLING CORPORATION, a Delaware corporation ("UDC"), VERDE TNVESTMENTS, INC., an Arizona corporation ("Verde') and Automotive Finance Corporation ("Senior Lender') under that certain Senior Secured Loan Agreement dated January 11,2001.

                    RECITALS

     A. UDC has borrowed money and obtained credit from Verde pursuant to that certain Loan Agreement dated January 11,2001 among UDC and Verde ("Junior Loan Agreement");

     B. UDC is also in the process of obtaining a loan from the Senior Lender pursuant to the Senior Loan Agreement (as defined below); and

     C The Senior Lender has indicated that it will enter into the Senior Loan Agreement if certain conditions are met, including, without limitation, the requirement that Verde execute this Agreement,

     NOW, THEREFORE, as an inducement to the Senior Lender to enter into the Senior Loan Agreement and any future credit between Senior Lender and UDC, and for other valuable consideration, the parties hereto agree as follows:

     1- INDEBTEDNESS AND LIENS SUBORDINATED. Verde subordinates (1) all indebtedness and other obligations of every typo and nature created under or in connection with the Junior Loan Agreement, including any amendments or modifications thereto, and now or at any time hereafter owing from UDC to Verde pursuant to the Junior Loan Agreement (including, without limitation, interest thereon which may accrue subsequent to IJDC becoming subject to any state or federal debtor-relief statute) ("Junior Debt") and (ii) all liens and/or security interests held by Verde in any Collateral ("Junior Liens") to the prior payment in full in cash of all Senior Debt (as defined below) and all liens and/or security interests, if any, held by the Senior Lender in the Collateral ("Senior Liens"). Subject to the provisions of Section 2, Verde irrevocably agrees and directs that all Senior Debt shall be paid in full in cash prior to UDC making any payment on any Junior Debt, unless the Senior Lender authorize such payments on the Senior Debt. Verde will, and the Senior Lender is authorized in the name of Verde from time to time to, execute and file such financing statements and other documents as the Senior Lender may require in order to give notice to other persons and entities of the terms and provisions of this Agreement. For purposes hereof, the term "Senior Debt" means the "Obligations" (as such term is defined in the Senior Loan Agreement), together with (a) any partial or complete refinancing of the Obligations, (b) any amendments, restatements, modifications, renewals or extensions of any of the foregoing, and (c) any interest accruing on any of the foregoing before or after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, without regard to whether or not such interest is an allowed claim. For purposes hereof, the term "Senior Loan Agreement" means that certain Loan and Security Agreement by and among UDC, certain UDC subsidiaries, and Senior Lender, dated as of August --, 2001, as the same may be amended, supplemented or otherwise modified from time to time. For purposes hereof, the tent









                                            UGLY DUCKLING CORPORATION, a
                                            Delaware corporation

                                            By:      /s/ JON EHLINGER
                                            Name:    JON EHLINGER
                                            Title: Secretary

                                            VERDE INVESTMENTS, INC., an Arizona
                                            Corporation
                                            By:       /s/ STEVEN P. JOHNSON
                                            Name:     STEVEN P. JOHNSON
                                            Title:    Vice President & Secretary

                                            AFC
                                            By:       /s/ JOEL G. GARCIA
                                            Name:     JOEL G. GARCIA
                                            Title:    Secretary